                                                                    Exhibit 99.1

                           AXENT TECHNOLOGIES, INC.

                   Proxy for Special Meeting of Stockholders

                      SOLICITED BY THE BOARD OF DIRECTORS

                               February 5, 1998

     The undersigned hereby appoints each of Gary M. Ford and Robert B. Edwards, Jr. (the "Proxies") with full power of substitution, with the powers (each having full power to act without the other) the undersigned would possess if personally present, to vote, as designated below, all shares of the Common Stock, $0.02 par value per share, held by the undersigned in AXENT Technologies, Inc. (the "Company") at the Special Meeting of Stockholders to be held on February 5, 1998 (the "Special Meeting"), and at any adjournments or postponements thereof.

     This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR Proposals 1, 2, and 3 below unless otherwise indicated.

     You are encouraged to specify your choices by marking the appropriate box. SEE REVERSE SIDE. The Proxies cannot vote your shares unless you sign and return this card.

                (continued and to be SIGNED on the other side)

                           . FOLD AND DETACH HERE .
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    Please mark your
    vote as in this example

        [X]

1. The approval and adoption of the issuance of AXENT Common Stock in connection with the Agreement and Plan of Merger, dated December 1, 1997 among the Company, Axquisition Two, Inc., and Raptor Systems, Inc., including the approval and adoption of the 1998 Raptor Option Exchange Plan.

        FOR          AGAINST        ABSTAIN
        [_]            [_]            [_]

2. The approval and adoption of the Company's 1998 Employee Stock Purchase Plan and the reservation of 500,000 shares of AXENT Common Stock for issuance thereunder.

        FOR          AGAINST        ABSTAIN
        [_]            [_]            [_]

3. The approval and adoption of the Company's 1998 Incentive Stock Plan and the reservation of 1,800,000 shares of AXENT Common Stock for issuance thereunder.

        FOR          AGAINST        ABSTAIN
        [_]            [_]            [_]

4. In their discretion, the Proxies are authorized to vote upon any other matter that may come before the Special Meeting or any adjournments or postponements thereof.

    This Proxy, if properly executed, will be voted in accordance with the undersigned's direction as set forth herein. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, and 3. This Proxy may be revoked in writing prior to its exercise. The undersigned hereby revokes any proxies hereto given to vote upon or act with respect to such shares.


                                                 NOTE:  PLEASE SIGN EXACTLY AS
                                                 YOUR NAME OR NAMES APPEAR
                                                 HEREON.  JOINT OWNERS SHOULD
                                                 EACH SIGN PERSONALLY, WHEN
                                                 SIGNING AS AN ATTORNEY,
                                                 EXECUTOR, TRUSTEE OR GUARDIAN,
                                                 PLEASE GIVE YOUR FULL TITLE AS
                                                 SUCH.

                                                 Dated:__________________ , 1998

                                                 ________________________
                                                 Signature

                                                 --------------------------
                                                 Signature (see note above)

                                                 IMPORTANT: PLEASE SIGN, DATE
                                                 AND RETURN PROMPTLY.

                            . FOLD AND DETACH HERE .